                                                                     EXHIBIT 3.2

                          ___________________________

                                    BY-LAWS


                                      OF


                               METAPHARMA, INC.
                           (A Delaware Corporation)

                          ___________________________

                                    BY-LAWS

                                      OF

                               METAPHARMA, INC.

                          ADOPTED: as of May 19, 1998



                           ARTICLE I - STOCKHOLDERS
                           ------------------------

Section 1. Place of Meeting: Notice. All meetings of stockholders shall be held
-----------------------------------
at the principal office of the Corporation or at such other place, either within or outside of Delaware, as shall be specified in the notice of meeting. Written or printed notice stating the place, date and hour of the meeting shall be given not less than ten nor more than thirty days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at the meeting.

Section 2. Annual Meeting: The annual meeting of stockholders shall be held on
-------------------------
the first business day of September of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 3. Special Meetings: Special meetings of stockholders, for any purpose
---------------------------
or purposes, may be called by the President or by the Board of Directors or by the holders of a majority of the shares entitled to cast votes at a meeting of stockholders by notice given to the stockholders as provided in Section 1 above.

Section 4. Action by Stockholders Without a Meeting. Any action required or
---------------------------------------------------
permitted to be taken at a meeting of stockholders may be taken without a meeting upon the written consent of stockholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all stockholders entitled to vote thereon were present and voting. The written consent of such stockholders, which may be executed in counterparts, shall be filed with the minutes of the Corporation.

Section 5. Quorum. The holders of a majority of the shares entitled to cast
-----------------
votes at a meeting of stockholders, represented in person or by proxy, shall constitute a quorum at such meeting.

Section 6. Method of Voting. The stockholders shall vote by voice on all matters
---------------------------
including the election of directors, unless any stockholder demands voting by written ballot prior to the vote. In the event a written ballot is demanded, the person presiding at the meeting shall designate one person as inspector to tally the ballots and report the results of the voting.

Section 7. Presiding Officers at Meeting. The President and the Secretary of the
----------------------------------------
Corporation shall act as President and Secretary of each stockholders' meeting unless the holders of a majority of the shares entitled to cast votes present at the meeting shall decide otherwise.
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                            ARTICLE II - DIRECTORS
                            ----------------------

Section 1. Number: Term of Office.  The initial number of directors shall be
---------------------------------
such as shall be determined by the Incorporator and, thereafter, the number of directors shall be provided for from time to time by resolution of the Board of Directors but shall be not more than five and may be one. Subject to the provisions of the Certificate of Incorporation and any removal of directors with or without cause by vote of the stockholders, (a) each director named by the Incorporator of the Corporation shall hold office until the initial meeting of stockholders next succeeding the filing of the Certificate of Incorporation and until his or her successors are elected and qualify or until his or her earlier death, resignation or removal; and (b) each director elected at the initial meeting of stockholders and at each annual meeting thereafter shall hold office for one year and until their successors are elected and qualified or until his or her earlier death, resignation or removal. The initial board of directors shall be elected by the Incorporator.

Section 2. Regular Meetings.  A regular meeting of the Board of Directors for
---------------------------
the purpose of electing officers and transacting such other business as may come before the meeting shall be held without notice immediately following and at the same place as the annual stockholders' meeting. The Board of Directors may provide, by resolution, the place, date and hour for additional regular meetings which may be held without notice.

Section 3. Special Meetings.  Special meetings of the Board of Directors may be
---------------------------
called by the President or any director upon two days written notice.

Section 4. Place of Meeting: Waiver.  Meetings of the Board of Directors shall
-----------------------------------
be held at such place as shall be designated in the notice of the meeting. Notice of any meeting need not be given to any director who signs a waiver of notice before or after the meeting.

Section 5. Action Without a Meeting.  Any action required or permitted to be
-----------------------------------
taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to such action, all of the directors consent thereto in writing. Such written consent shall be filed with the minutes of the Corporation.

Section 6. Quorum.  A majority of the Directors shall constitute (and be
-----------------
necessary to constitute) a quorum for the transaction of business at any meeting of the Board of Directors.

Section 7. Manner of Acting.  The act of a majority of the directors shall be
---------------------------
the act of the Board of Directors.

Section 8. Resignation and Removal.  Any director may resign at any time upon
----------------------------------
written notice to the remaining directors, the President or Secretary. Any director may be removed by the stockholders holding a majority of the shares entitled to cast votes at a meeting of stockholders with or without cause, at a meeting of stockholders or pursuant to Section 4 of Article I hereof. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Vacancies.  Any vacancy in the Board of Directors, including a
--------------------
vacancy caused by an increase in the number of directors, shall be filled by the affirmative vote of the stockholders holding a majority of the shares entitled to cast votes at a meeting of stockholders. Subject to removal with or without cause, each director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual elections of the Board of Directors and until his or her successor shall be elected and qualify. If by reason of death, resignation or other cause, the Corporation has no directors in office, any stockholder or the executor or

                                       2
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administrator of a deceased stockholder, may call a special meeting of stockholders for the election of directors and, over his or her own signature, shall give notice of said meeting in accordance with these by-laws.

Section 10. Duties. In general, the Board of Directors shall manage the business
------------------
and the affairs of the Corporation, shall determine all questions of policy and shall supervise the business of the Corporation.

Section 11. Executive and Other Committees. The Board of Directors, by
------------------------------------------
resolution, may designate from among its members an executive committee and other committees. Each such committee shall serve at the pleasure of the Board of Directors.

Section 12. Compensation. No compensation shall be paid to directors, as such,
------------------------
for their services, but by resolution of the Board of Directors a fixed sum and expenses for actual attendance at each regular or special meeting of the Board of Directors may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                            ARTICLE III - OFFICERS
                            ----------------------

Section 1. Offices, Election and Salary. At its regular meeting following the
---------------------------------------
annual meeting of stockholders, the Board of Directors shall elect a President, a Treasurer, and a Secretary; and it may elect such other officers, including one or more Vice Presidents, or agents as it shall deem necessary or desirable. One person may hold two or more offices, and the term of office for those elected shall be one year. Failure to elect any officer annually shall not dissolve the Corporation, and the individual holding a particular office may continue to act until his or her successor is elected or until his or her earlier death, resignation or removal. The salaries of all officers shall be fixed by the Board of Directors.

Section 2. Vacancies. Any vacancy occurring among the officers, however caused,
--------------------
may be filled by the Board of Directors for the unexpired portion of the term.

Section 3. Resignation and Removal. An officer may resign by written notice to
----------------------------------
the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation. Any officer of the Corporation may be removed with or without cause by resolution adopted by the directors at any regular or special meeting of the Board of Directors or by a written consent executed by all of the directors.

Section 4. President. The President shall be chief executive officer of the
--------------------
Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. Unless otherwise directed by the Board of Directors, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or, contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board or Directors. He or she shall have power to sign certificates of stock, to sign checks, drafts, notes and orders for the payment of money, and to discharge agents and employees, subject to the approval of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation. He or she shall preside at and act as Chairman of all meetings of the stockholders and of the Board of Directors.

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


Section 5. Vice President. In the event of the death of the President, the Vice
-------------------------
President, or if there are more than one, the Vice Presidents in the order designated by the Board of Directors, shall perform the duties and be vested with the authority of President. The Vice President shall perform such duties and have such authority as may be delegated to him or her from time to time by the President or by the Board of Directors.

Section 6. Treasurer. The Treasurer shall have charge and custody of and be
--------------------
responsible for all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned to him or her by the President or by the Board of Directors.

Section 7. Secretary. The Secretary shall cause notices of all meetings to be
--------------------
served as prescribed in these by-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the stockholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post office address of each stockholder which shall be furnished to him or her by such stockholder. He or she shall perform such other duties and possess such other power as are incident to the office of secretary or as are assigned by the President or by the Board of Directors.

Section 8. Delegation of Duties. In case of the absence of any officer of the
-------------------------------
Corporation, or for any other reason that is sufficient to the Board of Directors, the Board of Directors may delegate the powers and duties of such officer, for the time being, to any other officer.


                      ARTICLE IV - EXECUTION OF DOCUMENTS
                      -----------------------------------


Section 1. Commercial Paper. All checks, notes, drafts and other commercial
---------------------------
paper of the Corporation shall be signed by the President or Treasurer or by such other person or persons as the Board of Directors may from time to time specifically designate in writing

Section 2. Other Instruments. All deeds, mortgages and other instruments shall
----------------------------
be executed by the President of the Corporation or Treasurer or by such other person or persons as the Board of Directors may from time to time specifically designate in writing.


                            ARTICLE V - FISCAL YEAR
                            -----------------------


The fiscal year of the Corporation shall begin on the first day of January of each year unless the Board of Directors shall direct otherwise.


             ARTICLE VI - CERTIFICATES FOR AND TRANSFERS OF SHARES
             -----------------------------------------------------


Section 1. Execution. Certificates representing shares of the Corporation shall
--------------------
be in such form as shall be determined by the Board of Directors and shall be executed by the President, the Vice President or Treasurer and the Secretary or any Assistant Secretary.

Section 2. Issuance of Certificates for Stock. Each stockholder of the
---------------------------------------------
Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder.

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

Section 3. Fixing Record Date. For the purpose of determining the stockholders
-----------------------------
entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment or any right, or in order to make a determination of stockholders for any other purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 4. Transfer of Shares. (a) Upon surrender to the Corporation or the
-----------------------------
transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidences of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

     (b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognized any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by Delaware statutes.


                            ARTICLE VII - DIVIDENDS
                            -----------------------

The Board of Directors may from time to time declare, and the Corporation may pay, dividends or make other distributions on its outstanding shares, subject to the provisions of the General Corporation Law of the State of Delaware.


              ARTICLE VIII - AMENDMENTS TO AND EFFECT OF BY-LAWS
              --------------------------------------------------

Section 1. Force and Effect of By-Laws. These by-laws are subject to the
--------------------------------------
provisions of the General Corporation Law of the State of Delaware which cannot be altered by by-laws and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in that Act which cannot be altered by by-laws or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern.

Section 2. Amendments to By-Laws. These by-laws may be altered, amended or
--------------------------------
repealed by the stockholders or the Board of Directors. Any by-law adopted, amended or repealed by the stockholders may be amended or repealed by the Board of Directors, unless the resolution of the stockholders adopting such by-law expressly reserves to the stockholders the right to amend or repeal it.


                  ARTICLE IX - SINGLE DIRECTOR OR STOCKHOLDER
                  -------------------------------------------

Wherever in these by-laws references are made to more than one director or stockholder, they shall, if there shall be a sole director or stockholder, be construed to mean the solitary person and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by such sole person.

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GENERAL AUTHORIZATION
---------------------

     RESOLVED, that the proper corporate officers of the Corporation be, and each of them hereby is, authorized to execute, acknowledge and deliver in the name and on behalf of the Corporation, and under its corporate seal or otherwise, all other documents and instruments, and to do and perform any and all such further acts and deeds, as they or any of them may deem necessary or advisable to carry out the intent and to accomplish the purpose of the foregoing resolutions and the transactions contemplated thereby.

                                      -4-

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                          ACTION OF SOLE INCORPORATOR

                                MetaPharma Inc.

                    ______________________________________

     The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

                                        DAVID SCHEER


                                             /s/ Dolores Cleaver
                                             ----------------------
                                             Dolores Cleaver
                                             Incorporator

Dated: May 18, 1998

                               METAPHARMA, INC.

--------------------------------------------------------------------------------

                  ORGANIZATIONAL MEETING OF THE SOLE DIRECTOR

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     The undersigned, being the sole director of MetaPharma, Inc., a Delaware corporation (the "Corporation"), hereby consents, pursuant to Section 141 of the Delaware General Corporation Law, to the adoption of the actions and resolutions hereinafter set forth.

1.   Confirmation of Incorporation.
     -----------------------------

          RESOLVED, that as the Certificate of Incorporation of the Corporation has been filed and recorded by the Secretary of State of Delaware on May 18, 1998, a receipt thereof has been issued acknowledging the same, a certified copy of the Certificate of Incorporation and the receipt be filed in the minute book of the Corporation; and further

2.   Ratification of By-Laws.
     -----------------------

          RESOLVED, that the by-laws in the form annexed hereto as Exhibit A, be ratified as the by-laws of the Corporation; and further

3.   Election of Officers.
     --------------------

          RESOLVED, that the following persons are elected to the offices set forth opposite their respective names set forth below, each to serve in accordance with the By-laws until the next annual election of officers and until their successors shall be elected and shall qualify or until their earlier death, resignation or removal:

               Name                        Office
               ----                        ------

          Roger Newton                     President and Chief Executive Officer

          David I. Scheer                  Treasurer and Secretary

     and further

4.   Corporate Seal Adopted.
     ----------------------

          RESOLVED, that the seal containing the name, State and year of incorporation of the Corporation, namely, "MetaPharma, Inc. - CORPORATE SEAL - 1998 DELAWARE," an impression of which has been made in the margin hereof, is approved and adopted as the corporate seal of the Corporation; and further

5.   Principal Office Established.
     ----------------------------

          RESOLVED, that the principal office of the Corporation be established at such place as the Board of Directors shall from time to time order; and that the proper officers be authorized and directed: (a) to pay the formation expenses of the Corporation; (b) to execute and file all necessary certificates or reports required by domestic corporations to be filed with the Secretary of State of the State of Delaware; and (c) to execute and file all necessary certificates or reports required to be filed with any state in which the Board of Directors deems it to be in the best interest of the Corporation that the Corporation qualify to do business; and further

6.   Filing of Tax Certificate Authorized.
     ------------------------------------

          RESOLVED, that the President, Secretary or Assistant Secretary of the Corporation is authorized to prepare, execute, and file on behalf of the Corporation the tax registration certificates required by the State of Delaware and any other applicable state; and further

7.   Fiscal Year Adopted.
     -------------------

          RESOLVED, that the fiscal year of the Corporation shall end on December 31 in each year and the Corporation shall remain an accrual basis taxpayer for purposes of the Internal Revenue Code, as amended, until changed by the Board of Directors.


     IN WITNESS WHEREOF, the undersigned has executed these minutes as of the 19/th/ day of May, 1998.


                                             /s/ David I. Scheer
                                            ------------------------------------
                                            David I. Scheer

                                     -2-


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                                  EXHIBIT A
                                  ---------
                                   BY-LAWS